UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 31, 2008

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 S. Patterson Blvd.

Dayton, Ohio 45479

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 31, 2008, William R. Nuti, Chairman of the Board of Directors, Chief Executive Officer and President of NCR Corporation, a Maryland corporation (“NCR” or the “Company”), entered into a pre-arranged stock trading plan (the “Plan”) to sell a portion of the Company stock he owns as part of his individual long-term strategy for asset diversification and liquidity. Following completion of trades under the Plan, Mr. Nuti will continue to hold a substantial equity interest in NCR. The Plan was adopted in accordance with Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended, as well as the Company’s policies with respect to sales of shares held by insiders.

The transactions under the Plan will commence no earlier than October 1, 2008 and will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission. The Form 4 filings will also be posted on the NCR Investor Relations Web site.

A copy of NCR’s press release announcing the adoption of the Plan is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press release dated July 31, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

Dated: July 31, 2008	By:	/s/ Anthony Massetti
Anthony Massetti
Senior Vice President and Chief Financial Officer